As filed with the Securities and Exchange Commission on October
                            24, 1996
                                   Registration No. 333-
                                                       --------
-----------------------------------------------------------------
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                        ----------------

                            FORM S-8
                     REGISTRATION STATEMENT
                Under the Securities Act of 1933
                        ----------------
                     SOLA INTERNATIONAL INC.
     (Exact name of registrant as specified in its charter)

      Delaware                                    94-3189941
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)               Identification No.)


                       2420 Sand Hill Road
                  Menlo Park, California  94025
  (Address of principal executive offices, including zip code)

            SOLA INTERNATIONAL INC. STOCK OPTION PLAN

              SOLA INVESTORS INC. STOCK OPTION PLAN
             (as assumed by Sola International Inc.)
                    (Full title of the plans)
                          John E. Heine
                     SOLA INTERNATIONAL INC.
                       2420 Sand Hill Road
                  Menlo Park, California  94025
                         (415) 324-6868
              (Name, address and telephone number,
           including area code, of agent for service)


                 CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------
                                  Proposed       Proposed
                                  Maximum        Maximum
Title of                          offering       aggregate      Amount of
securities to be  Amount to be    price per      offering       registration
registered        registered      share          price          fee
Common Stock      500,000(1)      $36.0625(2)    18,031,250(2)   $  5,465(2)
($.01 par value)

(1) Plus such additional shares as may be made available in order to adjust to a change in capitalization.
(2) Estimated pursuant to Rules 457(c) and (h) solely for purposes of calculating the amount of the registration fee. The proposed maximum offering price per share is based upon a price of $36.0625 per share, the average of the high and low sales prices for the Company's common stock on October 22, 1996.

                        EXPLANATORY NOTE


         This Registration Statement on Form S-8 relates to an amendment to the Sola International Inc. Stock Option Plan which increased the number of shares of common stock, par value $.01 per share (the "Common Stock"), to be issued thereunder by 500,000 shares. The contents of the Company's Registration Statement on Form S-8 (File No. 33-93788), filed with the Securities and Exchange Commission on June 22, 1995, are hereby incorporated by reference pursuant to Instruction E of Form S-8. Also pursuant to Instruction E to Form S-8, the filing fee is being paid only with respect to the 500,000 shares of common stock not previously registered.

  PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, which are filed with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996 (the "Form 10-K");

    (b) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996;

    (c)  The Company's Current Reports on Form 8-K, Form 8-K/A
(Amendment No. 1) and Form 8-K/A (Amendment No. 2), in each case dated as of May 6, 1996; and

    (d) The description of the common stock of the Company, $.01 par value per share (the "Common Stock"), which is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), contained in the Registration Statement on Form 8-A filed with the Commission on January 20, 1995, as amended by Amendment No. 1 to the Form 8-A which was filed with the Commission on February 17, 1995, which incorporates by reference the description of the Common Stock contained in the Registration Statement on Form S-1 (No. 33-87892) (originally filed on December 23, 1994), as amended, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company, as a Delaware corporation, is empowered by
Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made or threatened to be made a party by reason of his being or having been a director, officer, employee or agent of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Company's Amended and Restated Certificate of Incorporation provides for indemnification by the Company of its directors and officers to the full extent permitted by the DGCL. Pursuant to Section 145 of the DGCL, the Company has purchased insurance on behalf of its present and former directors and officers against any liability asserted against or incurred by them in such capacity or arising out of their status as such.

         Pursuant to specific authority granted by Section 102 of the DGCL, the Company's Amended and Restated Certificate of
Incorporation contains the following provision regarding limitation of liability of directors and officers:

          "To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a Director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director."

         In addition, the Company's Amended and Restated By-Laws provide for indemnification of directors and officers, including indemnification of directors and officers that are a party to a proceeding in whole or in part attributable to (a) the fact that he is or was a director or officer of the Company or was serving at the request of the Company or (b) anything done or not done by such person in any such capacity against losses if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

         The Company has entered into agreements to provide indemnification for its directors and executive officers in addition to the indemnification provided for in the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws. These agreements, among other things, indemnify the directors, to the fullest extent provided by Delaware law, for certain expenses (including attorneys' fees), losses, claims, liabilities, judgments, fines and settlement amounts incurred by such indemnitee in any action or proceeding, including any action by or in the right of the Company, on account of services as a director or officer of any affiliate of the Company, or as a director or officer of any other company or enterprise that the indemnitee provides services to at the request of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

EXHIBIT NO DESCRIPTION OF EXHIBIT
 .

4.1        Specimen Form of the Company's Common Stock
           Certificate (Filed as Exhibit 4.1 to Amendment No.
           3 to the Company's Registration Statement (File
           No. 33-87892) on Form S-1 and incorporated herein by reference)

4.2 Amended and Restated Certificate of Incorporation of the Company (Filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the
           Fiscal Year Ending March 31, 1995 and incorporated herein by reference)

4.3 Amended and Restated By-Laws of the Company (Filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the period ending September 30, 1995 and incorporated herein by reference)

4.4        Sola Investors Inc. Stock Option Plan (Filed as
           Exhibit 10.11 to the Company's Annual Report on
           Form 10-K for the Fiscal Year Ending March 31,
           1994 and incorporated herein by reference)

4.5        Amendment Number 1 to the Sola Investors Inc.
           Stock Option Plan (Filed as Exhibit 10.21 to
           Amendment No. 3 to the Company's Registration
           Statement (File No. 33-87892) on Form S-1 and incorporated herein by reference)

4.6 Sola International Inc. Stock Option Plan (Filed as Exhibit 10.22 to Amendment No. 3 to the
           Company's Registration Statement (File No.
           33-87892) on Form S-1 and incorporated herein by reference)

4.7        Amendment No. 1 to the Sola International Inc.
           Stock Option Plan (Filed as Exhibit A to the Proxy
           Statement of the Company, dated as of July 12, 1996, and incorporated herein by reference)

4.8        Amendment No. 2 to the Sola International Inc.
           Stock Option Plan (Filed as Exhibit B to the Proxy
           Statement of the Company, dated as of July 12, 1996, and incorporated herein by reference)

5.1        Opinion of Fried, Frank, Harris, Shriver &
           Jacobson as to the validity of the shares of Common Stock covered by the Registration Statement

23.1       Consent of Fried, Frank, Harris, Shriver &
           Jacobson (included in Exhibit 5.1)

23.2       Consent of Ernst & Young LLP, Independent Auditors

23.3       Consent of Ernst & Young LLP, Independent Auditors

24.1       Powers of Attorney


ITEM 9.  UNDERTAKINGS

    (a) The undersigned registrant hereby undertakes:

       (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)     to include any prospectus required by
                    Section 10(a)(3) of the Securities Act;

              (ii)    to reflect in the prospectus any facts or
                    events arising after the effective date of this registration statement (or the most recent post-effective amendment hereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

              (iii)   to include any material information with
                    respect to the plan of distribution not
                    previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                           SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on October 24, 1996.

                              SOLA INTERNATIONAL INC.


                              By:  /s/  Ian S. Gillies
                                   --------------------
                                   Ian S. Gillies
                                   Vice President, Finance,
                                   Chief Financial Officer,
                                   Secretary and Treasurer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE                TITLE                      DATE

        *                Chairman of the Board      October 24, 1996
--------------------
Irving S. Shapiro

        *                President and Chief        October 24, 1996
--------------------      Executive Officer
John E. Heine             (Principal Executive
                          Officer), Director

/s/ Ian S. Gillies       Vice President, Finance,   October 24, 1996
--------------------      Chief Financial Officer,
Ian S. Gillies            Secretary and Treasurer
                          (Principal Financial and
                          Accounting Officer)

        *                Director                   October 24, 1996
--------------------
Douglas D. Danforth

        *                Director                   October 24, 1996
--------------------
Hamish Maxwell

        *                Director                   October 24, 1996
--------------------
Ruben F. Mettler

        *                Director                   October 24, 1996
--------------------
Laurence Za Yu Moh

        *                Director                   October 24, 1996
--------------------
Jackson L. Schultz

*By: /s/ Ian S. Gillies                           October 24, 1996
     --------------------
     Ian S. Gillies
     Attorney-in-Fact

                          EXHIBIT INDEX



EXHIBIT NO.           DESCRIPTION OF EXHIBIT


   4.1      Specimen Form of the Company's Common
            Stock Certificate (Filed as Exhibit 4.1
            to Amendment No. 3 to the Company's
            Registration Statement (File No. 33-
            87892) on Form S-1 and incorporated
            herein by reference)

   4.2      Amended and Restated Certificate of
            Incorporation of the Company (Filed as
            Exhibit 3.1 to the Company's Annual
            Report on Form 10-K for the Fiscal Year
            Ending March 31, 1995 and incorporated
            herein by reference)

   4.3      Amended and Restated By-Laws of the
            Company (Filed as Exhibit 3.1 to the
            Company's Quarterly Report on Form 10-Q
            for the period ending September 30,
            1995 and incorporated herein by
            reference)

   4.4      Sola Investors Inc. Stock Option Plan
            (Filed as Exhibit 10.11 to the
            Company's Annual Report on Form 10-K
            for the Fiscal Year Ending March 31,
            1994 and incorporated herein by
            reference)

   4.5      Amendment Number 1 to the Sola
            Investors Inc. Stock Option Plan (Filed
            as Exhibit 10.21 to Amendment No. 3 to
            the Company's Registration Statement
            (File No. 33-87892) on Form S-1 and
            incorporated herein by reference)

   4.6      Sola International Inc. Stock Option
            Plan (Filed as Exhibit 10.22 to
            Amendment No. 3 to the Company's
            Registration Statement (File No.
            33-87892) on Form S-1 and incorporated
            herein by reference)

   4.7      Amendment No. 1 to the Sola
            International Inc. Stock Option Plan
            (Filed as Exhibit A to the Proxy
            Statement of the Company, dated as of
            July 12, 1996, and incorporated herein
            by reference)

   4.8      Amendment No. 2 to the Sola
            International Inc. Stock Option Plan
            (Filed as Exhibit B to the Proxy
            Statement of the Company, dated as of
            July 12, 1996, and incorporated herein
            by reference)

   5.1      Opinion of Fried, Frank, Harris,
            Shriver & Jacobson as to the validity
            of the shares of Common Stock covered
            by the Registration Statement

   23.1     Consent of Fried, Frank, Harris,
            Shriver & Jacobson (included in Exhibit
            5.1)

   23.2     Consent of Ernst & Young LLP,
            Independent Auditors

   23.3     Consent of Ernst & Young LLP,
            Independent Auditors

   24.1     Powers of Attorney